UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event

reported): November 28, 2005

Emerson Electric Co.

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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary

(Percent change. Trailing 3-month average versus prior year.)

	August ’05	Sept ’05	Oct ’05
Process Management	+15 to +20	+10 to +15	>20+
Industrial Automation	+10 to +15	+10 to +15	+10 to +15
Network Power	+15 to +20	>20+	>20+
Climate Technologies	+10 to +15	>20+	>20+
Appliance and Tools	0 to +5	0 to +5	+5 to +10
Total Emerson	+10 to +15	+15	+15 to +20

October 2005 Order Comments:

Orders reflected continued strength across the industrial and technology markets that Emerson serves. Currency exchange rates had a slightly negative impact on the order growth rates. As orders have continued to strengthen, expectations for the first quarter have been increased. Emerson now expects first quarter sales growth in the range of 10 to 12 percent, and based on the higher sales expectation, earnings per share in the first quarter is now expected to be in the range of $0.80 to $0.85, an increase of 14 to 21 percent versus prior year.

Process Management order levels remained strong as the key end markets served continued to spend capital and generate order growth for this segment. The reported order rates include a significant component of large project business, with sales expected to extend throughout the year and into next year.

Orders for Industrial Automation reflected continued solid demand in the commercial markets we serve. The growth continued to be balanced across the businesses with particular strength in the power transmission and electrical distribution businesses.

Network Power orders continued at high levels due primarily to strong growth from both the power systems business and the embedded power business.

Orders for Climate Technologies remained very strong with the compressor business leading the growth. Comparisons to prior year have become easier and demand in the residential air-conditioning business is being driven by late season warm weather and the pending 13 SEER transition.

Appliance and Tools segment orders accelerated due to strength in the tools businesses, particularly those that supply non-residential construction markets, and growth in the motors business.

Forward-Looking and Cautionary Statements

Statements in this report that are not strictly historical may be "forward-looking" statements, which involve risks and uncertainties. These include economic and currency conditions, market demand, pricing, and competitive and technological factors, among others which are set forth in the "Risk Factors" of Part I, Item 1, and the "Safe Harbor Statement" of Exhibit 13, to the Company's Annual Report on Form 10-K for the year ended September 30, 2005, which are hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO.
(Registrant)

Date: November 28, 2005	By:	/s/ H. M. Smith
H. M. Smith
Assistant General Counsel and
Assistant Secretary